Exhibit 10.5

SOUTHERN COMMUNITY BANK & TRUST

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of the ____ day of ______________, 200_, between SOUTHERN COMMUNITY BANK & TRUST, a Virginia corporation (the “Company”), and ____________________ (“Optionee”), is made pursuant and subject to the provisions of the Company’s 2000 Incentive Plan (the “Plan”).  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

WHEREAS, the Company has determined that it is in the best interest of the Company to provide an incentive to Optionee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, thus creating an added incentive for each Optionee to counsel and consult effectively for the Company and in the Company’s interest;

WHEREAS, the Company maintains the Plan;

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Incentive Stock Option Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.

Grant of Option.  The Company hereby grants to Optionee as a matter of this separate Agreement and not in lieu of any other compensation, the right and option (hereafter called the “Option”), to purchase _________________ (_______) whole shares of authorized, but unissued, common stock of the Company, on the terms and conditions herein set forth.  The Option granted hereunder shall be exercisable by Optionee, subject to all terms and conditions set forth in the Plan and this Agreement.  The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue of 1986).

2.

Terms and Conditions.  The Option is subject to the following terms and conditions:

(a)

Price; Vesting and Expiration.  The Option consists of one block.  The following table sets forth the number of shares of Company Common Stock in the block; the per share purchase price of such shares; the date after which the Option is exercisable as to the shares in the block; and the date on which the Option expires as to the shares in the block.

Number of Shares	Purchase Price Per Share	Exercisable After	Expiration Date

(b)

Exercise of Option.  Except as provided in paragraphs 3, 4 and 5, the Option is exercisable, in whole or in part, with respect to the total number of shares in the block as set forth above.  To the extent the Option becomes exercisable, it shall continue to be exercisable until the earlier of termination of Optionee’s rights hereunder or until the Expiration Date.  A partial exercise of the Option shall not affect Optionee’s right to exercise the Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)

Method of Exercising and Payment for Shares.  The Option shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’ principal office in Midlothian, Virginia.  The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when the Option is being exercised in part in accordance with subparagraph 2(b) hereof.  The exercise date shall be the date such notice is received by the Company.  Such notice shall be accompanied by payment of the option price in full for each share of Company Stock being acquired pursuant to such exercise, in cash (United States dollars) or cash equivalent acceptable to the Company, or, in whole or in part, through the surrender of previously acquired shares of Company Common Stock at their fair market value on the exercise date.

(d)

Cashless Exercise.  To the extent permitted under the applicable laws and regulations, at the request of Optionee, the Company agrees to cooperate in a “cashless exercise” of the Option.  The cashless exercise shall be effected by the Optionee delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

(e)

Nontransferability.  The Option is nontransferable except by will or by the laws of descent and distribution.  During Optionee’s lifetime, the Option may be exercised only by Optionee.

3.

Termination of Service.  (a) Except as provided in Sections 3(b) and 4, the Option shall lapse, terminate and be void if it is not exercised within ninety (90) days after any termination of Optionee’s employment by the Company.

(b)

This Option may not be exercised after a termination of employment for cause.  An exercise of the Option shall be ineffective if Optionee exercises at a time he or she has committed acts that would support a termination of employment for cause.  For purposes of this

Agreement, “cause” shall mean dishonesty, fraud, willful misconduct or breach of fiduciary duty, as determined in the sole discretion of the Board of Directors.

4.

Exercise in the Event of Death or Disability.  The Option shall be exercisable in full in the event that prior to the Expiration Date of any block of the Option, the Optionee dies or becomes permanently and totally disabled while employed by the Company or an Affiliate.  In the event of death, the Option may be exercised by Optionee’s estate, or the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution.  The Option shall continue to be exercisable for (x) the one year period beginning on the date the Optionee dies or terminates employment due to permanent and total disability, as the case may be, or (y) the remainder of the period preceding an Expiration Date set forth in Section 2(a), whichever is shorter.

5.

Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share, such fraction shall be disregarded.

6.

No Right to Continued Employment.  The Option does not confer upon Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate his employment.

7.

Investment Representation.  Optionee agrees that unless shares issuable under the Plan have been registered with the Securities and Exchange Commission and/or Federal Deposit Insurance Corporation, all shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale and until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with applicable law and regulations.

8.

Change in Capital Structure.  The number of shares of Common Stock covered by the Option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the common stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Agreement.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

The grant of the Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9.

Notice.  Optionee hereby promises to notify the Company in writing if, within two years of the date hereof or within one year of exercising this Option in whole or in part, he or she disposes of shares of Common Stock acquired under this Option.

10.

Effect of Change in Control.  If a tender offer or exchange offer for shares of Common Stock (other than such an offer by the Company) is commenced, or if the Shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned institution or for the sale or other disposition of all or substantially all of the assets of the Company, the Option shall (to the extent it is not then exercisable) become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with the terms of the Option; provided, however, that this Section 10 shall not be deemed to cause this Option to be exercisable to the extent it previously been exercised or otherwise terminated.

11.

Stockholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Company or to notice of meeting of shareholders or to notice of any other proceedings of the Company.

12.

Withholding Tax.  Where the Optionee or another person is entitled to receive shares of Common Stock pursuant to the exercise of this Option, the Company shall have the right to require the Optionee or such other person to pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld from the Optionee’s compensation payable by the Company to satisfy the Company’s tax withholding requirements.  The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Company, subject to federal, state and local laws.

13.

Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Southern Community Bank & Trust, P.O. Box 330, Midlothian, Virginia 23113.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

14.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

15.

Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.

Optionee Bound by Plan; Definitions.  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Unless otherwise noted, defined terms used in this Agreement have the same meaning as provided in the Plan.

17.

Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Optionee and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto.

SOUTHERN COMMUNITY BANK & TRUST

 By:_______________________________

 Thomas W. Winfree, President & CEO

_______________________________

 Optionee

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